CUSIP No. 92673K108

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: February 14, 2023

[Signature Pages Follow]

CUSIP No. 92673K108

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

HATTERAS VENTURE PARTNERS VI, L.P.

By:	Hatteras Venture Advisors VI, LLC, its general partner

By:	/s/ Clay B. Thorp
Manager

HATTERAS VENTURE ADVISORS VI, LLC

By:	/s/ Clay B. Thorp
Manager

/s/ John C. Crumpler
John C. Crumpler

/s/ Clay B. Thorp
Clay B. Thorp

/s/ Douglas Reed
Douglas Reed

/s/ Robert Ingram
Robert Ingram

/s/ Christy Shaffer
Christy Shaffer

/s/ John M. Dial
John M. Dial

/s/ Jeffrey Terrell
Jeffrey Terrell